Exhibit 10.1

PATENT TRANSFER AND SALE AGREEMENT

THIS AGREEMENT (hereinafter: "the Agreement") made this day of July 15, 2010 between Ilanit Appelfeld from 35 Shaul Hamelech St. Tel Aviv, Israel (hereinafter: “the Seller”) and Crown Dynamics Corp., 113 Barksdale Professional Center, Newark , Delaware , 19711 USA. (the "Buyer").

WITNESSETH:

WHEREAS, the Buyer solely owns all right, title, and interest in and to the Patent (as defined below), including all intellectual property rights therein;

WHEREAS, the Seller desires to sell and transfer the Patent and all of its respective rights, title and interests therein to THE BUYER, and THE BUYER desires to buy and acquire the Patent and all intellectual property rights therein;

WHEREAS, THE BUYER is interested to purchase the Patent as defined below from the Seller.

NOW, THEREFORE, in consideration of the receipt of the payments specified hereunder, the parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

"The Patent": United States Patent number 5,799,354, titled Toothbrush". A copy of the specifications and of the drawings of the Patent is attached here to as Annex 1.

2.	CONVEYANCE OF RIGHTS (ASSIGNMENT)

2.1.
Effective as of July 15, the Seller hereby transfers, assigns, and relinquishes exclusively to THE BUYER all of its rights, title, and interest in and to, the Patent, free and clear of any lien, claim, license, in perpetuity (or for the longest period of time otherwise permitted by law).

2.2.	Seller shall sign the assignment attached hereto as Annex 2 upon the signature of this agreement.

3.	CONSIDERATION

3.1	In consideration for the transfer of rights in the Patent under this Agreement, THE BUYER shall pay the Seller US$ 9,000 (Nine Thousand USD Dollars) (hereinafter: "the Consideration”).

4.	WARRANTIES OF TITLE

4.1	THE BUYER’s Representations and obligations.

THE BUYER represents and warrants that the execution, delivery and performance of this Agreement does not and will not constitute a breach of any law, agreement or instrument to which THE BUYER is a party or by which it is bound.

4.2	Seller’s Representations.

The Seller represents and warrants that THE BUYER shall receive pursuant to this Agreement complete and exclusive right, title, and interest in and to the Patent and the Patent is free and clear of any lien, charge, license, tracing rights, preemptive rights or other rights, or equities whatsoever of any third party.

5.	MISCELLANEOUS

a.
The Seller hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clause herein.

b.	All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors or assigns of THE BUYER.

c.
This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of ISRAEL. It is hereby agreed between the parties to this Agreement that all disputes arising from the terms and/or subject matter of this Agreement shall be submitted to the jurisdiction of the appropriate courts of Tel Aviv, Israel.

d.
All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses set forth below, or to such other address or addresses as either party may later specify by written notice to the other:

If to THE BUYER:
Crown Dynamics Corp.
113 Barksdale Professional Center, Newark,
Delaware , 19711 USA
Attention: Mr. Amir Rehavi

If to the seller
Ilanit Appelfeld
P.O.B 18253
35 Shaul Hamelech St.
Tel Aviv, Israel

e.
No delay or omission by THE BUYER in exercising any right under this Agreement shall operate as a waiver of that or any right.  A waiver or consent given by THE BUYER or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

f.	The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope of any section of this Agreement.

g.	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

h.	This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date shown above.

By (Signature):		By (Signature):

Name:	Ilanit Appelfeld	Name:
[AMIR REHAVI]
Title:	Seller	Title:	Buyer

US005799354A

United States Patent [19]

Amir

[11] Patent Number: 5,799,354

[45] Date of Patent: Sep. 1, 1998

[54] **TOOTHBRUSH**

[76] Inventor: **Ehud Amir**, 18 Lylienblum Street, Tel Aviv, Israel

[21] Appl. No.: **806,718**

[22] Filed: **Feb. 27, 1997**

[51] **Int. Cl.**^{6} **A46B 9/04**

[52] **U.S. Cl.** **15/167.1**; 15/201

[58] **Field of Search** 15/167.1, 17.2, 15/201

[56] **References Cited**

U.S. PATENT DOCUMENTS

2,796,620	6/1957	Bressler	15/201
5,228,466	7/1993	Klinkhammer	15/167.1
5,269,038	12/1993	Bradley	15/167.1
5,483,722	1/1996	Scheier et al.	15/201

Primary Examiner—Terrence Till

[57] **ABSTRACT**

A rocker toothbrush is disclosed wherein the brushhead includes three bristle tuft bundles, each on a separate, elongated base. The middle bundle is elastically hinged to the two side bundles, which, in turn are hinged to the brushhead. A force applied to the middle bundle, during normal use, causes the two side bundles to turn in the direction toward the middle bundle.

4 Claims, 1 Drawing Sheet

16c
16b
16a
18b
18a
20b
20a
20d
22
24
18c
20c
F
16c
16b
16a
18b
18a
18c
24

U.S. Patent Sep. 1, 1998 5,799,354

10
12
II
14
22
18a
18b
24
18c
22
II

FIG. 1

16c
16b
16a
18b
18a
20a
20b
20d
22
24
18c
20c

FIG. 2

F
16c
16b
16a
18b
18a
18c
24

FIG. 3

5,799,354

1

TOOTHBRUSH

BACKGROUND OF THE INVENTION

The present invention relates to toothbrushes and more particularly to toothbrushes with more than one bristle tuft bundles which are adapted to perform different relative movements during use thereof.

There are known in the art of toothbrushes a great many of improvements, all striving to achieve the goal of attaining a movement of the bristles in a direction perpendicular to the tangential direction of the teeth during and generated by normal use of the brush.

One example of such design is disclosed in U.S. Pat. No. 5,269,038 dates Dec. 14, 1993, relating to "Rocker Toothbrush". However, it has been proven that, while the concept of providing separate hinged bristle-carrying pads, is in fact sound—the particular arrangement proposed failed to achieve its goal.

OBJECT AND SUMMARY OF THE INVENTION

It is therefore the prime object of the invention to provide a toothbrush wherein a non-longitudinal movement of the bristles is attained during the, and generated by the normal longitudinal movement of the brush over the teeth in a more affective way. Thus provided according to the invention is a toothbrush having a handle and a brush head. The brush head comprising two side and one central bristle tuft bundles, each mounted to a respective separate base. Each of the side bases being mounted to the brush head by an elongated, flexible hinge extending in the axial direction of the handle; and the central base is hingedly connected to the bases of the side bundles, so that under a force applied against the central bristles tuft, the bases of the side bundles pivot one in the direction of the other, and resume their initial position when the central bundle is relieved from said force.

The brush head with the pivotable bases is preferably integrally made of an elastic plastic material.

BRIEF DESCRIPTION OF THE DRAWINGS

The above and further features and advantages of the invention will become apparent upon consideration of the following detailed description of a preferred embodiment of the invention taken in conjunction with the accompanying drawings, wherein

FIG. **1** is a three-dimensional view of a toothbrush incorporating the improvement according to the present invention;

FIG. **2** is a section taken along line II—II of FIG. 1; and

FIG. **3** illustrates the operation of the toothbrush during use thereof.

DETAILED DESCRIPTION OF THE PREFERRED EMBODIMENT

Referring to FIG. 1, there is shown a toothbrush **10** with handle **12** and head **14**.

The head **14** comprises a pair of side-bristles tuft bundles **16*a*** and **16*b***, respectively, mounted to separate bases **18*a*** and **18*b***, and a central bundle **16c** mounted to base **18*c***.

As shown, the bristle tuft **16*c*** is preferably longer than the side bundles **16*a*** and **16*b***.

2

The bases **18*a*** and **18*b*** are each connected along an integral flexible elongated hinge **20*a*** and **20*b***, to the respective outer sides of the head **14** so that a hollow space **22** is formed, extending under the bases **18**,bridged by profiled concave web **24** in any suitable manner.

The central base **18*c*** is similarly connected to the bases **18*a*** and **18*b*** by hinges **20*c*** and **20*d***, respectively.

The composite structure of the bases **18*a***, **18*b*** and **18*c***, with the bores for mounting the bristles tufts **16*a***, **16*b*** and **16*c***, lends itself to be integrally formed with the handle **12**, of the same material such as Nylon, the head being more elastic, while the handle **12**—of a more compact and rigid properties, as known per-se in the art.

As will be now readily understood, with reference to FIG. **3**, under a normally directed force, denoted by the arrow F applied to the bristle **16*c*** by the very use of the toothbrush against the surface of the teeth (not shown), the bases **18*a*** and **18*b*** will pivot and turn each in the direction of the central bristle **16*c***. The hollow space **22** becomes almost closed.

Consequently, a transverse movement of the side bristles will bring about a brushing action of the teeth surfaces in a direction perpendicular to the tangential direction of the brush during the normal toothbrushing movement.

As already mentioned, this transverse brushing movement of the bristle is most favorable and recommended by the dental professionals.

Thus established is a toothbrush which is most simple, straightforward and of an integral structure, which is therefore low-cost and simple to produce, achieving better and more healthy toothbrushing for which so many efforts have heretofore been made.

Those skilled in the art will readily appreciate that numerous changes, modifications and variations may be applied to the invention as hereinbefore exemplified without departing from the scope of the invention as defined in and by the appended claims.

What is claimed is:

1. A toothbrush having a handle and a brush head, the brush head comprising two side, and one central bristle tuft bundles, each mounted to a respective separate base, each of the side bases being mounted to the brush head by an elongated, flexible hinge extending in the axial direction of the handle, and the central base being hingedly connected to the bases of the side bundles, so that under a force applied against the central bristles tuft, the bases of the side bundles pivot one in the direction of the other, and resume their initial position when the central bundle is relieved from said force.

2. The toothbrush as claimed in claim **1** wherein the said hinges of the side-bases extent along the two outer sides of the brush head, respectively.

3. The toothbrush as claimed in claim **2** wherein the bristle of the central bundle is longer than that of the two side bundles.

4. The toothbrush as claimed in claim **3** wherein the handle, brush head and the said bases are integrally formed of an alastic plastic material.

* * * * *